EXHIBIT 10.15

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated effective as of November 2, 2016, by and among DNOW L.P., a Texas limited partnership (the “Company”), NOW Inc., a Delaware corporation (“NOW”), and _____________________________ (the “Executive”), amends the current employment agreement (the “Employment Agreement”) by and among the Company, NOW and the Executive.

1.Confidential Information.  The following paragraph is added to the end of Section 7 of the Employment Agreement:

“Despite the confidentiality obligations specified above, Executive understands that neither this Agreement nor any other agreement or policy of the Company restricts or prohibits Executive from making the following disclosures: (a) disclosures of any information to or any complaint regarding suspected unlawful activity regarding any law, regulation, or program administered by the Securities and Exchange Commission (“SEC”), including the recovery of any amounts under any SEC programs, or (b) any disclosures made as part of any whistleblower or similar protected activity involving the reporting of suspected unlawful behavior.  Executive understands that he/she is not required to notify the Company regarding any of these allowed reports or disclosures.”

2.No Other Modification. Except as stated above, the Employment Agreement shall remain unmodified and in full force and effect.  All of the terms and laws governing the Employment Agreement will govern this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from NOW’s Board of Directors, each of NOW and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

DNOW L.P.
by its general partner
Wilson International, Inc.

By:
Name:
Title:

NOW Inc.

By:
Name:
Title:

Executive

Name: